                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Genicom Corporation and Subsidiaries on Form S-8 (File No. 333-
) of our report dated January 29, 1998, on our audits of the consolidated financial statements and financial statement schedule of Genicom Corporation as of December 28, 1997 and December 29,1996, and for each of the three fiscal years in the period ended December 28, 1997, which report appears on page F-2 of the Company's Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.

McLean, Virginia
June 15, 1998